   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 14, 1994

                                                  REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER

                           THE SECURITIES ACT OF 1933
                               ------------------
                           NATIONAL CITY CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                                    Delaware
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)
                                   34-1111088
                          (I.R.S. IDENTIFICATION NO.)

                 1900 East Ninth Street, Cleveland, Ohio 44114
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

               NATIONAL CITY CORPORATION 1973 STOCK OPTION PLAN,
               NATIONAL CITY CORPORATION 1984 STOCK OPTION PLAN,
                NATIONAL CITY CORPORATION 1989 STOCK OPTION PLAN
                                      AND

                NATIONAL CITY CORPORATION 1993 STOCK OPTION PLAN
                           (FULL TITLE OF THE PLANS)

                                DAVID L. ZOELLER
              Senior Vice President, General Counsel and Secretary
                           National City Corporation
                             1900 East Ninth Street
                             Cleveland, Ohio 44114
                                 (216) 575-2978
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE OF
                               AGENT FOR SERVICE)

                        CALCULATION OF REGISTRATION FEE
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- --------------------------------------------------------------------------------

                                                PROPOSED          PROPOSED
   TITLE OF SECURITIES         AMOUNT           MAXIMUM           MAXIMUM          AMOUNT OF
          TO BE                TO BE         OFFERING PRICE      AGGREGATE        REGISTRATION
       REGISTERED          REGISTERED(1)        PER UNIT     OFFERING PRICE(2)       FEE(3)
- -------------------------------------------------------------------------------------------------
Common Stock, par
  value $4 per share.....     17,101,421        $25.0625        $428,604,364       $86,422.41
- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------

(1) Plus such indeterminate number of additional shares as may be sold or delivered as the result of adjustments required by antidilution provisions. Pursuant to Rule 416, this Form S-8 Registration Statement shall be deemed to cover any additional securities issued to prevent dilution, resulting from stock splits, stock dividends or similar transactions.

(2) These shares are to be offered pursuant to options granted under the 1973, 1984, 1989 and 1993 Stock Option Plans, which pertain to Ordinary Shares and the option price of which shall not be less than market value at date of grant. In addition, these shares may be offered in payment of stock appreciation rights granted in respect of certain options, in which case the price will be the market value at the date of exercise if Ordinary Shares are delivered. The registration fee has been calculated in accordance with Rule 457(h) based upon the average of the high and low prices of the Corporation's Common Stock reported on the New York Stock Exchange on February 8, 1994, which average was $25.0625.

(3) This registration fee only applies to the 10,000,000 Ordinary Shares being registered under the 1993 Plan. Shares to be granted under the 1973, 1984 and 1989 Stock Option Plans were registered in one or more of the following Form S-8 Registration Statements: No. 2-48235, No. 2-61255, No. 2-73836, No. 2-96344 and No. 33-27955.
                               ------------------
     Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

                           NATIONAL CITY CORPORATION
                             CROSS REFERENCE SHEET

        CROSS-REFERENCE OF ITEMS IN FORM S-8 TO THE DESCRIPTION OF PLANS

                          ITEM AND CAPTION                           DESCRIPTION OF PLANS
                            ON FORM S-8                               CAPTION OR LOCATION
       ------------------------------------------------------   -------------------------------
  1.   Forepart of Registration Statement and Outside Front
       Cover Page of Description of Plans....................   Forepart of Registration State-
                                                                ment and Outside Front Cover
                                                                Page of Description of Plans
  2.   Inside Front and Outside Back Cover Pages of
       Description of Plans..................................   Inside Front and Outside Back
                                                                Cover Pages of Description of
                                                                Plans; Available Information;
                                                                Incorporation of Certain
                                                                Documents by Reference
  3.   Summary Information, and Risk Factors and Ratio of
       Earnings to Fixed Charges.............................   General Information
  4.   General Information Regarding the Plan................   General Information; Descrip-
                                                                tion of Stock Option Plans;
                                                                Appendix
  5.   Securities to be Offered and Employees Who May
       Participate in the Plan...............................   Outside Front Cover Page of
                                                                Description of Plans; Descrip-
                                                                tion of Plans; Appendix
  6.   Purchase of Securities Pursuant to the Plan...........   Description of Stock Option
                                                                Plans; Incorporation of Certain
                                                                Documents by Reference
  7.   Payment for Securities Offered........................   Description of Stock Option
                                                                Plans
  8.   Contributions Under the Plan..........................   Inapplicable
  9.   Withdrawal from the Plan Assignment of Interest.......   Description of Stock Option
                                                                Plans
 10.   Administration of the Plan............................   Description of Stock Option
                                                                Plans; Appendix
 11.   Investment of Funds...................................   Inapplicable
 12.   Charges and Deductions and Liens Therefor.............   Inapplicable
 13.   Description of Registrant's Securities................   Incorporation of Certain Docu-
                                                                ments by Reference; Appendix
 14.   Incorporation of Certain Documents by Reference.......   Incorporation of Certain Docu-
                                                                ments by Reference
 15.   Additional Information................................   Inapplicable
 16.   Interests of Named Experts and Counsel................   Legal Opinion
 17.   Disclosure of Commission Position on Indemnification
       for Securities Act Liabilities........................   Undertaking contained in Item
                                                                512(i) of Regulation S-K pro-
                                                                vided in lieu of Item 18

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*
         * The information called for by Part I of Form S-8 is currently included in the description of the National City Corporation 1973 Stock Option Plan, the National City Corporation 1984 Stock Option Plan, the National City Corporation 1989 Stock Option Plan and the National City Corporation 1993 Stock Option Plan (the "Plans") to be delivered to eligible employees under the Plans and is not being filed with or included in this S-8 in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents have been filed by National City Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") and are hereby incorporated by reference in this Registration Statement:

     The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities than remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The legality of the shares of Common Stock reserved for issuance under the Plans has been passed upon for the Company by David L. Zoeller, Esq., Senior Vice President, General Counsel and Secretary of the Company. Mr. Zoeller beneficially owns shares of Common Stock and currently exercisable options to purchase shares of Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law ("DGCL") empowers a Delaware corporation to indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation, by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership joint venture, trust or other enterprise). The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify such persons in actions brought by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and to the extent the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or other such court shall deem proper. To the extent such person has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify him against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith. The indemnification and advancement of expenses provided for, or granted pursuant to, Section 145 is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. Section 145 also provides that a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by the statute.

     Article VI of Registrant's By-Laws provides for the mandatory indemnification of directors, officers or employees of Registrant or any of its subsidiaries and of those persons serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in accordance with and to the full extent permitted by the DGCL. Registrant has purchased liability insurance covering certain liabilities which may be incurred by the directors, officers, employees and agents of Registrant and its subsidiaries in connection with the performance of their duties.

     In addition, Registrant's Certificate, as permitted by Section 102(d) of the DGCL, limits directors' liability to Registrant and its stockholders by eliminating liability in damages for breach of fiduciary duty of care. Article Seventh of Registrant's Certificate provides that neither Registrant nor its stockholders may recover damages from Registrant's directors or former directors for breach of their duty of care in the performance of their duties as directors of Registrant. As limited by Section 102(b), this provision cannot, however, have the effect of indemnifying any director or former director of Registrant in the case of liability (a) for a breach of the director's duty of loyalty, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL, or (d) for any transactions for which the director derived an improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.  EXHIBITS.*

     An index of Exhibits appears on page II-7 of this Registration Statement.

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

- ---------------

*All exhibits are incorporated by reference unless otherwise indicated.

             (ii) To reflect in the prospectus any facts or events rising after the effective date of the Registration Statement (or in the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e)(1) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given a copy of the Registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the Registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report or written request of the employee. If the last fiscal year of the Registrant has ended within 120 days prior to the use of the prospectus, the annual report of the Registrant for the preceding fiscal year may be so delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to each such employee.

         (2) The undersigned Registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the plan who do not otherwise receive such material as stockholders of the Registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

         (3) In the event that a supplement or appendix is utilized by the undersigned Registrant to update information in the prospectus, the undersigned hereby undertakes (a) to provide participants who have already received copies of the prospectus with a copy of any such current supplement or appendix; (b) to furnish an additional prospectus, upon request, to any participant; (c) to provide new participants in the plan with both the prospectus and the current supplement or appendix, if any; and (d) to file copies of any such supplement or appendices with the Commission in accordance with Rule 424(b) and (c).

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     THE REGISTRANT. PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CLEVELAND, AND STATE OF OHIO, ON THE 14TH DAY OF FEBRUARY, 1994.

                                               NATIONAL CITY CORPORATION

                                               By   /s/     ROBERT G. SIEFERS
                                                        Robert G. Siefers
                                                     Chief Financial Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

             SIGNATURES                             TITLE                     DATE
- -------------------------------------   ---------------------------------------------------
   *EDWARD B. BRANDON                   Chairman, Chief Executive
     Edward B. Brandon                  Officer, and Director
   *DAVID A. DABERKO                    President, Chief Operating
     David A. Daberko                   Officer and Director
   *WILLIAM R. ROBERTSON                Deputy Chairman
     William R. Robertson
   *SANDRA H. AUSTIN                    Director
     Sandra H. Austin
                                        Director
     James M. Biggar

                                                               February 14, 1994

   *JOHN G. BREEN                       Director
     John G. Breen
                                        Director
     Richard E. Disbrow
                                        Director
     Daniel E. Evans
   *OTTO N. FRENZEL, III                Director
     Otto N. Frenzel, III
   *JOSEPH H. LEMIEUX                   Director
     Joseph H. Lemieux
   *A. STEVENS MILES                    Director
     A. Stevens Miles

             SIGNATURES                             TITLE                     DATE
- -------------------------------------   ---------------------------------------------------
   *ADOLPH POSNICK                      Director
Adolph Posnick
   *BURNELL R. ROBERTS                  Director
     Burnell R. Roberts
                                        Director
     Stephen A. Stitle

                                                               February 14, 1994

                                        Director
     Morry Weiss
    /s/ THOMAS A. RICHLOVSKY            Senior Vice President and
          Thomas A. Richlovsky          Treasurer (Chief Accounting
                                        Officer)
    /s/ ROBERT G. SIEFERS               Executive Vice President
          Robert G. Siefers             (Chief Financial Officer)

     *David L. Zoeller, the undersigned attorney-in-fact, by signing his name below, does hereby sign this Registration Statement on behalf of each of the above-indicated officers and directors of National City Corporation (constituting a majority of the directors) pursuant to a power of attorney, dated February 22, 1993, executed by such persons.

By/S/  DAVID L. ZOELLER
  Attorney-in-Fact

                                  EXHIBIT INDEX

                                                                                 PAGE
                                                                              NUMBER IN
                                                                             SEQUENTIALLY
 EXHIBIT NUMBER                      EXHIBIT DESCRIPTION                    NUMBERED COPY
- -----------------     -------------------------------------------------    ----------------
        4             Instrument defining the rights of holders of
                      certain long-term debt of Registrant and its
                      consolidated subsidiaries are not filed as
                      exhibits because the amount of debt under such
                      instruments is less than 10% of the total
                      consolidated assets of Registrant. Registrant
                      undertakes to file these instruments with the
                      Commission upon request.
        5             Opinion of David L. Zoeller, Senior Vice
                      President, General Counsel and Secretary of
                      Registrant, as to the legality of the Common
                      Stock being registered.
       23.1           Consent of David L. Zoeller (included in his
                      opinion as filed as Exhibit 5 to this
                      Registration Statement and incorporated herein by
                      reference).
       23.2           Consent of Ernst & Young, Independent Auditors.
       24             Powers of Attorney.